Exhibit T3A.44.3
CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
MANUFACTURERS HANOVER COMMERCIAL CORPORATION
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
* * * * *
          WE, THE UNDERSIGNED, Francis X. Basile and Vincent Abbatiello, being respectively the Chairman of the Board of Directors and the Secretary of Manufacturers Hanover Commercial Corporation hereby certify:
          1. The name of the corporation is Manufacturers Hanover Commercial Corporation. The name under which the corporation was formed is IJF, Inc.
          2. The Certificate of Incorporation of said corporation was filed by the Department of State on the 20th day of December, 1971.
3.	(a)	The Certificate of Incorporation is amended to change the name of the corporation to The CIT Group/Factoring Manufacturers Hanover, Inc.

	(b)	To effect the foregoing, Article First relating to the name of the corporation is amended to read as follows:

“The name of the corporation is The CIT Group/Factoring Manufacturers Hanover, Inc.”
          4. This amendment was authorized by consent of the Board of Directors dated October 15, 1986 followed by unanimous written consent of the sole shareholder.
          IN WITNESS WHEREOF, we have signed this certificate on the 17th day of October, 1986 and we affirm the statements contained therein as true under penalties of perjury.

/s/ Francis X. Basile
Francis X. Basile
Chairman

/s/ Vincent Abbatiello
Vincent Abbatiello
Secretary

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